EXHIBIT 5.1


                        [Letterhead of Winston & Strawn]



                               September 20, 1996



Johnstown America Industries, Inc.
980 North Michigan Avenue
Suite 1100
Chicago, Illinois  60611

    Re: Registration Statement on Form S-8 of Johnstown America Industries, Inc. (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as special counsel for Johnstown America Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 of the offer and sale of up to 300,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, that may be issued pursuant to the Savings Plan for Salaired Employees of Johnstown America Corporation (the "Plan").

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the Registration Statement, as filed with the Securities and Exchange Commission (the "Commission") under the Act; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-Laws of the Company, as currently in effect; and (iv) resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.


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        Based upon and subject to the foregoing,  we are of the opinion that all
Shares issued pursuant to the Plan will be, upon payment therefor, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                    Very truly yours,

                                    /s/ Winston & Strawn

                                    Winston & Strawn